Exhibit 10.1

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement, dated and effective as of [ ], 2023 (this “Agreement”), is made by and among HCX Series Direct Lending Fund, a Delaware statutory trust (herein referred to as the “Fund”) and HPS Advisors, LLC, a Delaware limited liability company (herein referred to as the “Adviser” or “HPS Advisors”).

1. Appointment of Adviser. The Adviser hereby undertakes and agrees, upon the terms and conditions herein set forth, to provide overall investment advisory services for the Fund and in connection therewith to, in accordance with the Fund’s investment objective, policies and restrictions as in effect from time to time:

(a) determining the composition of the Fund’s portfolio, the nature and timing of the changes to the Fund’s portfolio and the manner of implementing such changes in accordance with the Fund’s investment objective, policies and restrictions;

(b) identifying investment opportunities and making investment decisions for the Fund, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on the Fund’s behalf;

(c) monitoring the Fund’s investments;

(d) performing due diligence on prospective portfolio companies;

(e) exercising voting rights in respect of portfolio securities and other investments for the Fund;

(f) serving on, and exercising observer rights for, boards of directors and similar committees of the Fund’s portfolio companies;

(g) negotiating, obtaining and managing financing facilities and other forms of leverage; and

(h) providing the Fund with such other investment advisory and related services as the Fund may, from time to time, reasonably require for the investment of capital, which may include, without limitation:

(i) making, in consultation with the Fund’s board of trustees (the “Board of Trustees”), investment strategy decisions for the Fund;

(ii) serving as the Fund’s valuation designee pursuant to Rule 2a-5 under the Investment Company Act of 1940, as amended (the “1940 Act”) and reasonably assisting the Fund’s other service providers with the valuation of the Fund’s assets;

(iii) directing investment professionals of the Adviser or non-investment professionals of HPS Investment Partners, LLC (“HPS”), in its capacity as the Fund’s administrator (in such capacity, the “Administrator”), to provide managerial assistance to portfolio companies of the Fund as requested by the Fund, from time to time; and

(iv) exercising voting rights in respect of the Fund’s portfolio securities and other investments.

Subject to the supervision of the Board of Trustees, the Adviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments, the placing of orders for other purchase or sale transactions on behalf of the Fund and causing the Fund to pay investment-related expenses. In the event that the Fund determines to acquire debt financing, the Adviser will arrange for such financing on the Fund’s behalf. If it is necessary or appropriate for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the 1940 Act).

Subject to the prior approval of a majority of the Board of Trustees, including a majority of the Board of Trustees who are not “interested persons” of the Fund and, to the extent required by the 1940 Act and the rules and regulations thereunder, subject to any applicable guidance or interpretation of the Securities and Exchange Commission (“SEC”) or its staff, by the shareholders of the Fund, as applicable, the Adviser may, from time to time, delegate to a sub-adviser or other service provider any of the Adviser’s duties under this Agreement, including the management of all or a portion of the assets being managed. The Fund acknowledges that the Adviser makes no warranty that any investments made by the Adviser hereunder will not depreciate in value or at any time not be affected by adverse tax consequences, nor does it give any warranty as to the performance or profitability of the assets or the success of any investment strategy recommended or used by the Adviser.

2. Expenses. In connection herewith, the Adviser agrees to maintain personnel within its organization to furnish the above services to the Fund. The Adviser shall bear all expenses arising out of its duties hereunder, except as provided in this Section 2.

Except as specifically provided below and above in Section 1 hereof, the Adviser shall bear its own Overhead Expenses. As used herein, the term “Overhead Expenses” means all salaries and employee benefit expenses of employees of the Adviser and related overhead (including rent, utilities and other similar items) resulting from the activities of such employees on behalf of the Fund or in connection with this Agreement. The Fund will bear all other costs and expenses of the Fund’s operations, administration and transactions, including, but not limited to:

(a) organization and offering expenses associated with the Fund’s offering (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses;

(b) expenses incurred in connection with identifying, sourcing, evaluating, investigating, making, holding, servicing and the sale or proposed sale of investments, such as retainers and success fees and other compensation paid to sourcing, operating or joint venture partners, deal initiation expenses, professional (including consulting) fees and expenses, third-party research and data fees (including news, ESG data, market and quotation services);

(c) all expenses attributable to any proposed investment that is ultimately not made by the Fund (including retainers and other compensation paid to sourcing and operating partners, deal initiation expenses, professional (including consulting) fees and expenses, research, data fees, company or analyst conferences, travel, lodging, meals and related expenses) and any borrowing costs and Indemnification Obligation arising with respect to such proposed investment;

(d) management fees paid to the Adviser pursuant to this Agreement;

(e) all other expenses of the Fund’s operations, administrations and transactions including, without limitation, those relating to:

(i) expenses of, and fees paid to, a sub-administrator;

(ii) the compensation of the Fund’s chief compliance officer;

(iii) expenses incurred in connection with the maintenance of the Fund’s books and records, expenses and costs in connection with government and regulatory filings, expenses and costs of the preparation and delivery to the shareholders of wires, financial reports, valuations, investment summaries and other information pursuant to this Agreement and the Administration Agreement, costs of preparing financial statements, costs of Sarbanes-Oxley Act of 2002 compliance and attestation, other reporting and compliance costs, including registration and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and all printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities;

(iv) custodial fees;

(v) the allocated costs incurred by the Adviser and the Administrator in providing managerial assistance to those portfolio companies that request it;

(vi) the cost of calculating the Fund’s net asset value, including the cost of any third-party valuation services;

(vii) lawyers’, accountants’, auditors’, agents’, appraisers’, consultants’, experts’, investment banking, rating agency and other professional fees;

(viii) the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Trustee meetings;

(ix) proxy voting expenses;

(x) expenses incurred in connection with the dissolution and liquidation of the Fund;

(xi) any Indemnification Obligation and any other indemnity, contribution, or reimbursement obligations of the Fund with respect to any person, whether payable in connection with a proceeding involving the Fund or otherwise;

(xii) expenses incurred in connection with any hedging transaction;

(xiii) costs incurred in connection with the establishment of any subsidiary entities of the Fund established for legal, tax, regulatory or other considerations, including overhead expenses in connection with the operation of any such entities and costs associated with establishing a permanent residence in certain jurisdictions;

(xiv) reasonable travel and entertainment expenses incurred in connection with the Fund’s affairs or investment activities, including attending conferences for the benefit of the Fund (e.g., for analysts, industries or companies), lodging and other travel expenses related to business travel, and transportation, meals and related expenses (whether incurred during business travel or after customary work hours);

(xv) expenses incurred in connection with obtaining legal (including ESG and cyber security), tax, financial and accounting advice and the advice of other consultants and experts (including in connection with ESG-related matters) on behalf of the Fund;

(xvi) expenses incurred in connection with the registration, qualification, or exemption of the Fund under any applicable U.S. federal, state or non-U.S. laws;

(xvii) out-of-pocket expenses incurred in connection with the collection of amounts due to the Fund from any person;

(xviii) expenses incurred in connection with the preparation of amendments to this Agreement, the Administration Agreement, the Fund’s declaration of trust, or the Fund’s bylaws or the preparation or distribution of any reports, circulars, forms or notices;

(xix) any tax preparation expenditures, including any costs or expenses incurred in connection with the preparation or distribution of tax information and tax returns;

(xx) any costs and expenses incurred in connection with or incidental to the incurrence or refinancing of any indebtedness, loan servicing (assets and liabilities), guarantees or other obligations by the Fund;

(xxi) expenses incurred in connection with the obtaining and maintaining of insurance policies by or on behalf of the Fund, the Board or the Adviser, including any insurance policies that provide the Adviser with coverage with respect to its key personnel;

(xxii) any taxes directly or indirectly imposed on, or required to be paid or withheld by, the Fund, the Adviser, or any of their affiliates (and any interest, additions to tax, penalties or expenses relating to any such taxes) with respect to the Fund or any shareholder, but not including any taxes (or any interest, additions to tax, penalties or expenses relating to any such taxes) imposed on income attributable to or distributions made to a shareholder as a result of the residence or domicile of such shareholder or otherwise as a result of the tax status of such shareholder, or that are otherwise properly allocable to such shareholder (which may be treated by the Fund as for the account of that shareholder), and (ii) any expenses incurred in connection with tax proceedings that are characterized as Fund expenses;

(xxiii) all payments of interest, fees and other expenses incurred in connection with any indebtedness or guarantees of the Fund, including a credit facility or other credit arrangement and any line of credit, loan commitment or letter of credit for the Fund or related to any investment, other than any repayment of the principal amount of such indebtedness;

(xxiv) costs of derivatives;

(xxv) the costs of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any development costs incurred prior to the filing of the Fund’s election to be treated as a BDC;

(xxvi) independent Trustees’ fees and expenses including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent Trustees;

(xxvii) all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings; notices or disclosures related to the Fund’s activities (including, without limitation, expenses relating to the preparation and filing of filings required under the Securities Act, TIC Form SLT filings, Internal Revenue Service filings under FATCA and FBAR reporting requirements applicable to the Fund or reports to be filed with the CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Fund engages in activities, including any notices, reports and/or filings required under the AIFMD, European Securities and Markets Authority and any related regulations, and other regulatory filings, notices or disclosures of the Adviser relating to the Fund and its affiliates relating to the Fund, and their activities) and/or other regulatory filings, notices or disclosures of the Adviser and its affiliates relating to the Fund including those pursuant to applicable disclosure laws and expenses relating to FOIA requests, but excluding, for the avoidance of doubt, any expenses incurred for general compliance and regulatory matters that are not related to the Fund and its activities;

(xxviii) expenses incurred in connection with any proceeding involving the Fund (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith; provided that any such expenses which, if incurred by any Indemnified Person, would not be indemnifiable under Section 8, shall not constitute Fund expenses;

(xxix) expenses incurred in processing subscription agreements; and

(xxx) In addition to the compensation paid to the Adviser pursuant to Section 5, the Fund shall reimburse the Adviser or its affiliates, as applicable, for all expenses of the Fund incurred by the Adviser (or such affiliates) as well as the actual cost of goods and services used for or by the Fund and obtained from entities not affiliated with the Adviser.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. The Fund will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on the Fund’s behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by the Fund’s shareholders.

3. Transactions with Affiliates. The Adviser is authorized on behalf of the Fund, from time to time when deemed to be in the best interests of the Fund and to the extent permitted by applicable law, to purchase and/or sell securities in which the Adviser or any of its affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities. The Adviser is further authorized, to the extent permitted by applicable law, to select brokers (including any brokers affiliated with the Adviser) for the execution of trades for the Fund.

4. Best Execution; Research Services.

(a) The Adviser is authorized, for the purchase and sale of the Fund’s portfolio securities, to employ such dealers and brokers as may, in the judgment of the Adviser, implement the policy of the Fund to obtain the best results, taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, the Adviser is authorized to direct the execution of the Fund’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Adviser to be useful or valuable to the performance of its investment advisory functions for the Fund. It is understood that in these circumstances, as contemplated by Section 28(e) of the Securities Exchange Act of 1934, as amended, the commissions paid may be higher than those which the Fund might otherwise have paid to another broker if those services had not been provided. Information so received will be in addition to and not in lieu of the services required to be performed by the Adviser. It is understood that the expenses of the Adviser will not necessarily be reduced as a result of the receipt of such information or research. Research services furnished to the Adviser by brokers who effect securities transactions for the Fund may be used by the Adviser in servicing other investment companies, entities or funds and accounts which it manages. Similarly, research services furnished to the Adviser by brokers who effect securities transactions for other investment companies, entities or funds and accounts which the Adviser manages may be used by the Adviser in servicing the Fund. It is understood that not all of these research services are used by the Adviser in managing any particular account, including the Fund.

The Adviser and its affiliates may aggregate purchase or sale orders for the assets with purchase or sale orders for the same security for other clients’ accounts of the Adviser or of its affiliates, the Adviser’s own accounts and hold proprietary positions in accordance with its current aggregation and allocation policy (collectively, the “Advisory Clients”), but only if (x) in the Adviser’s reasonable judgment such aggregation results in an overall economic or other benefit to the assets taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses and factors and (y) the Adviser’s actions with respect to aggregating orders for multiple Advisory Clients, as well as the Fund, are consistent with applicable law. However, the Adviser is under no obligation to aggregate any such orders under any circumstances.

5. Remuneration.

The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a management fee as hereinafter set forth. The Fund shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. The management fee is payable quarterly in arrears at an annual rate of 0.60% of the average of the value of the Fund’s net assets as of the end of the applicable quarter and the value of the Fund’s net assets as of the end of the prior quarter. In the case of the first quarter in which the Fund has operations, the management fee will be calculated based on the average of the value of the Fund’s net assets as of the date of the initial drawdown (or other initial contribution of assets to the Fund) and the value of the Fund’s net assets as of the end of the applicable quarter. The fees that are payable under this Agreement for any partial period will be appropriately prorated.

6. Representations and Warranties.

(a) The Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Advisers Act, and the Adviser agrees to maintain effective all material requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.

(b) The Adviser shall prepare or shall cause to be prepared and distributed to shareholders during each year the following reports of the Fund (either included in a periodic report filed with the SEC or distributed in a separate report) (i) within sixty (60) days of the end of each quarter, a report containing the same financial information contained in the Fund’s Quarterly Report on Form 10-Q filed by the Fund under the Securities Exchange Act of 1934, as amended, (ii) within one hundred and twenty (120) days after the end of the Fund’s fiscal year, an annual report that shall include financial statements prepared in accordance with U.S. GAAP which are audited and reported on by independent certified public accountants; and (iii) a report setting forth distributions to the Fund’s shareholders for the period covered thereby and separately identifying distributions from: (A) cash flow from operations during the period; (B) cash flow from operations during a prior period which have been held as reserves; (C) proceeds from disposition of assets; and (D) reserves from the gross proceeds of the Fund’s offering.

(c) From time to time and not less than quarterly, the Fund shall cause the Adviser to review the Fund’s accounts to determine whether cash distributions are appropriate. The Fund may, subject to authorization by the Board of Trustees, distribute pro rata to the Fund’s shareholders funds which the Board deems unnecessary to retain in the Fund. The Board may from time to time authorize the Fund to declare and pay to the Fund’s shareholders such dividends or other distributions, in cash or other assets of the Fund or in securities of the Fund, including in shares of one class or series payable to the holders of the shares of another class or series, or from any other source as the Board of Trustees in its discretion shall determine. Any such cash distributions to the Adviser shall be made only in conjunction with distributions to shareholders and only out of funds properly allocated to the Adviser’s account. All such cash distributions shall be made only out of funds legally available therefor pursuant to the Delaware General Corporation Law, as amended from time to time.

(d) The Adviser shall, in its sole discretion, temporarily place proceeds from offerings by the Fund of its equity securities into short-term, highly liquid investments which, in its reasonable judgment, afford appropriate safety of principal during such time as it is determining the composition and allocation of the portfolio of the Fund and the nature, timing and implementation of any changes thereto pursuant to Section 1 of the this Agreement; provided however, that the Adviser shall be under no fiduciary obligation to select any such short-term, highly liquid investment based solely on any yield or return of such investment.

7. Services Not Deemed Exclusive. The Fund and the Board of Trustees acknowledge and agree that:

(a) the services provided hereunder by the Adviser are not to be deemed exclusive, and the Adviser and any of its affiliates or related persons are free to render similar services to others and to use the research developed in connection with this Agreement for other Advisory Clients or affiliates. The Fund agrees that the Adviser may give advice and take action with respect to any of its other Advisory Clients which may differ from advice given or the timing or nature of action taken with respect to any client or account so long as it is the Adviser’s policy, to the extent practicable, to allocate investment opportunities to the client or account on a fair and equitable basis relative to its other Advisory Clients. It is understood that the Adviser shall not have any obligation to recommend for purchase or sale any loans which its principals, affiliates or employees may purchase or sell for its or their own accounts or for any other client or account if, in the opinion of the Adviser, such transaction or investment appears unsuitable, impractical or undesirable for the Fund. Nothing herein shall be construed as constituting the Adviser an agent of the Fund; and

(b) the Adviser and its affiliates may face conflicts of interest as described in the Fund’s currently effective registration statement and/or the Fund’s periodic filings with the SEC (as such disclosures may be updated from time to time) and such disclosures have been provided, and any updates will be provided, to the Board of Trustees in connection with its consideration of this Agreement and any future renewal of this Agreement.

8. Limit of Liability.

(a) The Adviser, any of its affiliates, and its officers, directors, members, employees, shareholders, partners, agents or representatives, or any of their respective affiliates (the “Indemnified Persons”) shall not be liable to the Fund for any losses, claims, damages or liabilities, including liabilities in respect of taxes (and any interest, additions to tax, penalties or expenses relating to any such taxes), arising out of, related to, or in connection with any act or omission performed or omitted by such party in connection with this Agreement or the Fund’s business or affairs, except for any losses, claims, damages or liabilities resulting from such Indemnified Person’s fraud, gross negligence, willful misconduct, knowing and material violation of any applicable law, intentional and criminal wrongdoing or material breach of this Agreement unless such material breach is a result of any conduct, act or omission not rising to the level of gross negligence. An Indemnified Person may consult with reputable legal counsel, accountants, consultants or other advisors in respect of the Fund’s business or affairs and shall not be liable to the Fund or any other Person who is party to or bound by this Agreement for any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel, accountants, consultants or other advisors; provided that such counsel, accountants, consultants and other advisors shall have been selected and monitored with reasonable care. An Indemnified Person shall, to the fullest extent permitted by applicable law, be treated as having acted in good faith and with the requisite degree of care if such Indemnified Person has relied on reports and written statements of the directors, officers, employees, agents, stockholders, members, managers and partners of a portfolio company or related person with respect to the applicable investment, unless such Indemnified Person had reason to believe that such reports or statements were not true and complete. Notwithstanding the foregoing provisions of this Section 8, no provision of this Agreement shall constitute a waiver or limitation of any shareholder’s rights under the U.S. federal or state securities laws.

(b) The Fund shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Indemnified Person against any losses, claims, damages or liabilities, including liabilities in respect of taxes (and any interest, additions to tax, penalties or expenses relating to any such taxes), arising out of, related to or in connection with this Agreement or the Fund’s business or affairs, except for any such losses, claims, damages or liabilities resulting from such Indemnified Person’s fraud, gross negligence, willful misconduct, knowing and material violation of any applicable law, intentional and criminal wrongdoing or material breach of this Agreement unless such material breach is a result of any conduct, act or omission not rising to the level of gross negligence or to the extent related to a dispute among Indemnified Persons. Subject to and in accordance with Section 8(g) hereof, the Fund will periodically reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as such expenses are incurred in connection with investigating, preparing, pursuing or defending any proceeding related to, arising out of or in connection with this Agreement or the Fund’s business or affairs whether or not pending or threatened and whether or not any Indemnified Person is a party thereto; provided that such Indemnified Person shall promptly repay to the Fund the amount of any such reimbursed expenses paid to it if it shall be judicially determined by judgment or order that such Indemnified Person is not entitled to be indemnified by the Fund. If for any reason, other than such Indemnified Person’s fraud, gross negligence, willful misconduct, knowing and material violation of any applicable law, intentional and criminal wrongdoing or material breach of this Agreement unless such material breach is a result of any conduct, act or omission not rising to the level of gross negligence or to the extent related to a dispute among Indemnified Persons, the indemnification described in this paragraph is unavailable to any Indemnified Person, or insufficient to hold it harmless, then the Fund shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Fund, on the one hand, and such Indemnified Person, on the other hand, or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

(c) The Board may make, execute record and file on its own behalf and on behalf of the Fund all instruments and other documents (including one or more deed polls in favor of categories of Indemnified Persons and/or one or more separate indemnification agreements between the Fund and individual Indemnified Persons) that the Board deems necessary or appropriate in order to extend the benefit of the provisions of this Section 8 to the Indemnified Persons, provided that such other instruments and documents authorized hereunder shall be on the same terms as provided for in this Section 8 except as otherwise may be required by applicable law.

(d) Notwithstanding anything else contained in this Agreement, the reimbursement, indemnity and contribution obligations of the Fund under Section 8(b) (the “Indemnification Obligations”) shall:

(i) be in addition to any liability which the Fund may otherwise have;

(ii) extend upon the same terms and conditions to the officers, directors, members, employees, affiliates, stockholders, agents and representatives of each Indemnified Person; and

(iii) be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person.

(e) The Fund’s obligation, if any, to indemnify or advance expenses to any person is intended to be secondary to any such obligation of, and shall be reduced by any amount such person collects as indemnification or advancement from, (i) any portfolio company or subsidiary thereof, or (ii) any applicable insurance policy. The Fund’s obligation to indemnify or advance expenses to any person shall be reduced by any amount such person collects as indemnification or advancement from any portfolio company or subsidiary thereof or any applicable insurance policy. If the Fund or an Indemnified Person is entitled to indemnification or advancement from (i) any portfolio company or subsidiary thereof, or (ii) any applicable insurance policy, the Fund or such Indemnified Person shall use commercially reasonable efforts to first seek indemnification or advancement from such portfolio company or subsidiary thereof or insurance policy. Notwithstanding anything to the contrary in this Agreement, the Fund may in the discretion of the Board pay any obligations or liabilities arising out of this Section 8 as a secondary indemnitor at any time prior to any primary indemnitor (which shall include any portfolio company or subsidiary thereof or any applicable insurance policy) making any payments any such primary indemnitor owes, it being understood that any such payment by the Fund shall not constitute a waiver of any right of contribution or subrogation to which the Fund is entitled (including against any primary indemnitor) or relieve any other indemnitor from any indemnity obligations. Neither any Indemnified Person nor the Fund shall be required to seek indemnification or contribution from any other sources with respect to any amounts paid by the Fund in accordance with this Section 8(d).

(f) The Board may cause the Fund to purchase and maintain insurance coverage reasonably satisfactory to the Board that provides the Fund with coverage, or Adviser, the Administrator and their respective affiliates may purchase and maintain an omnibus insurance policy which includes coverage in respect of the Fund, in either case with respect to losses, claims, damages, liabilities and expenses, including losses, claims, damages, liabilities and expenses that would otherwise be Indemnification Obligations. The Fund’s share of fees and expenses incurred in connection with obtaining and maintaining any such insurance policy or policies, including any commissions and premiums and any expenses incurred in connection with the investigation, prosecution, defense, judgment or settlement of litigation related to such insurance policies, shall be Fund’s expenses.

(g) An Indemnified Person shall be entitled to advances from the Fund for payment of the expenses (including counsel fees and expenses) incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. Prior to any such advance, the Indemnified Person shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Person shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party trustees or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Person will ultimately be found to be entitled to indemnification.

9. Duration and Termination.

(a) This Agreement shall become effective as of the date first written above. This Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ written notice by the Fund, by the vote of a majority of the outstanding voting securities of the Fund or by the vote of the Fund’s trustees or on at least 120 days’ written notice by the Adviser. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Sections 2 or 5 through the date of termination or expiration, and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

(b) This Agreement shall continue in effect for two years from the date of this Agreement and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Fund’s Board who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.

(c) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

(d) After the termination of this Agreement, the Adviser shall not be entitled to compensation for further services provided hereunder, except that it shall be entitled to receive from the Fund within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement, including any deferred fees. The Adviser shall promptly upon termination:

(i) Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(ii) Deliver to the Board all assets and documents of the Fund then in custody of the Adviser; and

(iii) Cooperate with the Fund to provide an orderly management transition.

(e) Without the approval of holders of a majority of the Shares entitled to vote on the matter, or such other approval as may be required under the mandatory provisions of any applicable laws or regulations, or other provisions of the Declaration of Trust, the Adviser shall not: (i) modify this Agreement except for amendments that do not adversely affect the rights of the shareholders, or (ii) appoint a new Adviser (other than a sub-adviser pursuant to the terms of this Agreement and applicable law.

10. License.

(a) License Grant. The Adviser, on behalf of the Licensed Name Owner (as defined below), hereby grants to the Fund, and the Fund hereby accepts from the Adviser, a fully paid-up, royalty-free, non-exclusive, non-transferable worldwide license to use “HPS” (the “Licensed Name”) during the term of this Agreement, solely in connection with the conduct of the Fund’s business. The Fund shall have no right to use the Licensed Name standing alone or to use any modification, stylization or derivative of the Licensed Name without prior written consent of the Adviser in its sole discretion. All rights not expressly granted to the Fund pursuant to this Section 10 shall remain the exclusive property of the Licensed Name Owner. Nothing in this Section 10 shall preclude the Adviser, its affiliates, or any of its respective successors or assigns from using or permitting other entities to use the Licensed Name whether or not such entity directly or indirectly competes or conflicts with the Fund’s business in any manner.

(b) Ownership. The Fund acknowledges and agrees that, as between the parties, an affiliate of the Adviser (the “Licensed Name Owner”) is the sole owner of all right, title, and interest in and to the Licensed Name. The Fund agrees not to do anything inconsistent with such ownership, including directly or indirectly challenging, contesting or otherwise disputing the validity or enforceability of, or the Licensed Name Owner’s ownership of or right, title or interest in the Licensed Name (and the associated goodwill), including without limitation, arising out of or relating to any third-party claim, allegation, action, demand, proceeding or suit regarding enforcement of this Section 10 of the Agreement or involving any third party. The parties intend that any and all goodwill in the Licensed Name arising from the Fund’s or any applicable sublicensee’s use of the Licensed Name shall inure solely to benefit the Adviser. Notwithstanding the foregoing, in the event that the Fund is deemed to own any rights to the Licensed Name, the Fund hereby irrevocably assigns (or shall cause such sublicensee to assign), without further consideration, such rights to the Licensed Name Owner together with all goodwill associated therewith. The Licensed Name Owner shall be a third party beneficiary of this Section 10.

(c) Sublicensing. The Fund shall not sublicense its rights under this Agreement except to a current or future majority-owned subsidiary of the Fund, and then only with the prior written consent of the Adviser or the Licensed Name Owner, provided that (a) no such subsidiary shall use the Licensed Name as part of a name without the prior written consent of the Adviser or the Licensed Name Owner in its sole discretion and (b) any such sublicense shall terminate automatically, with no need for written notice, if (x) such entity ceases to be a majority-owned subsidiary, (y) this Agreement terminates for any reason or (z) the Adviser or the Licensed Name Owner gives notice of such termination. The Fund shall be responsible for any such sublicensee’s compliance with the provisions of this Agreement, and any breach by a sublicensee of any such provision shall constitute a breach of this Agreement by the Fund. Neither the Fund nor any of its current or future subsidiaries shall use a new trademark, corporate name, trade name or logo that contains the Licensed Name without the prior written consent of the Adviser or the Licensed Name Owner in its sole discretion, and any resulting license shall be governed by a new agreement between the applicable parties and/or an amendment to this Agreement.

(d) Compliance. In order to preserve the inherent value of the Licensed Name, the Fund agrees to use reasonable efforts to ensure that it maintains the quality of the Fund’s business and the operation thereof equal to the standards prevailing in the operation of the Adviser’s and the Fund’s business as of the date of this Agreement. The Fund further agrees to use the Licensed Name in accordance with such quality standards as may be reasonably established by the Adviser and communicated to the Fund from time to time in writing, or as may be agreed to by the Adviser and the Fund from time to time in writing. The Fund shall notify the Adviser promptly after it becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation of the Licensed Name. The Adviser and its affiliates shall have the sole right to bring any action to remedy the foregoing, and the Fund shall cooperate with the Adviser in same, at the Adviser’s expense.

(e) Upon Termination. Upon expiration or termination of this Agreement, all rights and license granted to the Fund under this Section 10 with respect to the Licensed Name shall cease, and the Fund shall immediately discontinue use of the Licensed Name.

11. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

12. Notices. Any notice hereunder shall be in writing and shall be delivered in person or by telex or facsimile (followed by delivery in person) to the parties at the addresses set forth below.

If to the Fund:

HCX Series Direct Lending Fund

40 West 57th Street, 33rd Floor

New York, New York 10019

Attn: Chairman, CEO, Trustee

If to the Adviser:

HPS Advisors, LLC

40 West 57th Street, 33rd Floor

New York, New York 10019

Attn: Yoohyun K. Choi, General Counsel

or to such other address as to which the recipient shall have informed the other party in writing.

Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by facsimile and mail, on the date on which such facsimile or mail is sent.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto caused their duly authorized signatories to execute this Agreement as of the day and year first written above.

HCX SERIES DIRECT LENDING FUND

By:
Name:
Title:

HPS ADVISORS, LLC

By:
Name:
Title: